UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2013

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Approval of 2013 Equity Incentive Plan

On March 7, 2013, the Board of Directors of Virtual Piggy, Inc. (the “Registrant”) approved the Virtual Piggy, Inc. 2013 Equity Incentive Plan (the “Incentive Plan”).

Awards that may be granted under the Incentive Plan to employees, directors and consultants of the Registrant include options, restricted stock and restricted stock units, dividend equivalents, and other stock-based awards (collectively, “Awards”).  The maximum number of shares of common stock that may be available for Awards under the Incentive Plan is 5,000,000 shares.  No individual grantee may be granted Awards covering more than 2,500,000 shares of common stock in respect of any two year period in which the Incentive Plan is in effect.

All Awards vest in full upon a change in control of the Company (as such term is defined in the Incentive Plan).

The Board of Directors generally has broad discretion as to the specific terms and conditions of each Award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the grantee.

Awards under the Incentive Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a domestic relations order.

The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibit is filed as part of this report:

10.1	Virtual Piggy, Inc. 2013 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: March 8, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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